UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2020

Adicet Bio, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38359	81-3305277
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Boylston Street, 13th Floor Boston, MA	02116
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 315-5528

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ACET	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors.

Departure of Yair Schindel, M.D. as Director

On November 24, 2020, Yair Schindel, M.D., informed the Board of Directors (the “Board”) of Adicet Bio, Inc. (the “Company”) of his resignation as a member of the Board and the Audit Committee of the Board (the “Audit Committee”), effective as of November 24, 2020. There are no disagreements between Dr. Schindel and the Company on any matter relating to the Company’s operations, policies or practices.

Election of Bastiano Sanna, Ph.D., as Director

On November 30, 2020, upon the recommendation of the Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”), the Board appointed Bastiano Sanna, Ph.D. to join the Board, effective as of December 1, 2020. Dr. Sanna will serve as a Class I director until his term expires at the 2021 annual meeting of stockholders at which time he will stand for election by the Company’s stockholders. The Board determined that Dr. Sanna is independent under the listing standards of Nasdaq. Dr. Sanna was also appointed to serve on the Audit Committee of the Board. The Board has determined that Dr. Sanna meets the requirements for independence of Audit Committee members under the applicable listing standards of Nasdaq and the Securities Exchange Act of 1934, as amended. Effective as of December 1, 2020, the Audit Committee of the Board is composed of Dr. Sanna, Jeffrey A. Chodakewitz, M.D and Steve Dubin. The composition of the Nominating and Corporate Governance Committee and the Compensation Committee remains unchanged.

As a non-employee director, Dr. Sanna will receive cash compensation and an equity award for his Board service in accordance with the Company’s Non-Employee Director Compensation Policy, as amended. Dr. Sanna is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K, and there are no arrangements or understandings between Dr. Sanna and any other persons pursuant to which he was selected as a director. In addition, Dr. Sanna has entered into an indemnification agreement with the Company consistent with the form of indemnification agreement entered into between the Company and its existing non-employee directors.

On December 1, 2020, the Company issued a press release announcing Dr. Sanna’s appointment to the Board. A copy of this press release is filed as Exhibit 99.1 to this report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release issued by the Company on December 1, 2020

104	Cover Page interactive data file

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Adicet Bio, Inc.

By:	/s/ Chen Schor
Name:	Chen Schor
Title:	President and Chief Executive Officer

Date: December 1, 2020